EXHIBIT 10.4



            RESIGNATION AND GENERAL RELEASE AGREEMENT


          THIS RESIGNATION AND GENERAL RELEASE AGREEMENT (this "Agreement"), made as of the 15th day of May, 1998, by and between Lawrence H. Smallen, an individual ("Mr. Smallen"), and Apria Healthcare Group Inc., a Delaware corporation ("Apria"), is a resignation agreement which includes a general release of claims. In consideration of the covenants undertaken and the releases contained in this Agreement, Mr. Smallen and Apria agree as follows:

          1. Mr. Smallen shall voluntarily resign from his positions as an officer and employee of Apria and all of its affiliates and subsidiaries by executing Exhibit A attached hereto, such resignation to be effective June 16, 1998.

          2. Mr. Smallen shall return to Apria and shall not take or copy in any form or manner any financial information, lists of customers, prices, and similar confidential and proprietary materials or information of Apria.

          3. Apria shall pay to Mr. Smallen the following amounts:

               a. $282,668 in compensation, subject to standard withholding for federal and state taxes, which shall be
     payable as follows.   On June 16, 1998 Apria shall make a
     lump-sum payment to Mr. Smallen of $94,000. The remaining $188,668 shall be payable in accordance with Apria's regular payroll procedures in 26 substantially equal installments over a 12-month period commencing on the first regular payroll date after June 16, 1998; and

               b. All earned but unpaid vacation pay, and any salary amounts earned but not yet paid, payable as promptly as practicable following June 16, 1998.

          4. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of an admission by Apria or Mr. Smallen of any violation of Apria's policies or procedures, or state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

          5. Except for (i) those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, (ii) any rights Mr. Smallen may have under stock option agreements with Apria and any retirement, 401(k), SERP or similar benefit plans of Apria, and (iii) the continuing right to indemnification as provided by applicable law or in Apria's bylaws and articles of incorporation in connection with acts, suits or proceedings by reason of the fact that he was an officer or employee of Apria where the basis of the claims against him consists of acts or omissions taken or made in such capacity, Mr. Smallen on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Apria, and its predecessors, subsid iaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively (including Apria) referred to as the "Apria Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsus pected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held as against the Apria Releasees, arising out of or in any way connect ed with his employment relationship with any Apria Releasee, or his voluntary resignation from employment with the Apria Releasees or any other transactions, occurrences, actions, omissions, claims, losses, damages or injuries whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of any Apria Releasee committed or omitted prior to the date of this Agreement, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe bene fit, workers' compensation or disability.

          Except for those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, and except as provided below, Apria on behalf of itself and the Apria Releasees (to the extent the matter in question arises on the basis of their relationship to Apria) hereby acknowledges full and complete satisfaction of and releases and discharges, and covenants not to sue, Mr. Smallen from and with respect to any and all claims, agreements, obliga tions, losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, whether or not concealed or hidden, arising out of or in any way connected with Mr. Smallen's employment relationship with any Apria Releasee or his voluntary resignation from employment with the Apria Releasees, or any other transactions, occurrences, actions, omissions, claims, losses, damages or injuries whatsoever, known or unknown, suspected or unsuspected, which Apria now owns or holds or has at any time heretofore owned or held as against Mr. Smallen.

          6. It is the intention of Apria and Mr. Smallen in executing this Agreement that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Apria and Mr. Smallen hereby expressly waive any and all rights and benefits conferred upon them by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

                    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
          WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Apria and Mr. Smallen, and each of them, acknowledge that either may hereafter discover claims or facts in addition to or different from those which either or both of them now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Apria and Mr. Smallen each hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Apria and Mr. Smallen each acknowledge that it or he understands the significance and consequence of such release and such specific waiver of SECTION 1542.

          7. The terms and conditions of this Agreement shall remain confidential as between the parties and professional advisers to the parties and neither of them shall disclose them to any other person, except as provided herein or as required by the rules and regulations of the Securities and Exchange Commission ("SEC") or as otherwise may be required by law or court order. Without limiting the generality of the foregoing, neither Apria nor Mr. Smallen will respond to or in any way participate in or contribute to any public discussion concerning, or in any way relating to, the execution of this Agreement or the events which led to its execution. Except as provided above with respect to SEC rules and regulations or as otherwise may be required by law or court order, if inquiry is made of Apria concerning any of the claims released by this Agreement or relating to Mr. Smallen's employment with Apria, Apria shall provide to third parties only Mr. Smallen's dates of employment with Apria and its predecessors and his job titles during such employment, in accordance with the normal practices of Apria's human resources department.

          8. Mr. Smallen will continue to keep confidential all confidential and proprietary Apria information, as required by
Section 10 of the Executive Severance Agreement dated June 28, 1998 between Mr. Smallen and Apria. In this regard, Mr. Smallen acknowledges the continuing effectiveness, in accordance with their respective terms, of Sections 7, 9 and 10 of said Executive Severance Agreement.

          9. Mr. Smallen expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that may have arisen under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement.
Mr. Smallen further expressly acknowledges that:

          a. He is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

          b. He was given a copy of this Agreement on May 8, 1998, and informed that he had 21 days within which to consider the Agreement; and

          c. He was informed that he has seven (7) days following the date of his execution of the Agreement in which to revoke the Agreement.

          10. Apria and Mr. Smallen each warrant and represent that neither has heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and each shall defend, indemnify and hold harmless the other from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

          11. Apria and Mr. Smallen acknowledge that any employment or contractual relationship between them (including with any other Apria Releasee) will terminate on June 16, 1998, that they have no further employment or contractual relationship except as may arise out of this Agreement and that Mr. Smallen waives any right or claim to reinstatement as an employee of any Apria Releasee and will not seek employment in the future with Apria.

          12. Mr. Smallen agrees that he shall be exclusively liable for the payment of all of his share of federal and state taxes which may be due as the result of the consideration received from the settlement of disputed claims as set forth herein.

          13. Mr. Smallen agrees that, following the termination of his employment with Apria, (i) he will, at no cost to him, cooperate with any reasonable request Apria may make for information or assistance with respect to any matter involving Mr. Smallen during his period of employment, and (ii) he will not at any time, directly or indirectly, disparage Apria or take any action with the intention of injuring Apria's business or prospects. Apria, on behalf of itself and the Apria Releasees, agrees that it will use its best efforts to cause its officers and directors not to disparage Mr. Smallen in any manner.

          14. This Agreement is an integrated document and constitutes and contains the entire agreement and understanding concerning Mr. Smallen's employment, voluntary resignation from the same and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof, and expressly releases all Apria Releasees from any obligations not covered herein, including, but not limited to Apria's Severance Pay Plan and, except as provided in the last sentence of Paragraph 8 above, the Executive Severance Agreement, dated June 28, 1997, between Mr. Smallen and Apria. This Agreement does not, however, affect Mr. Smallen's rights under any Apria retirement, 401(k), SERP or similar benefit plan, including the Abbey Healthcare Group Incorporated Employees' Retirement Plan. This Agreement also does not modify the provisions of any of Mr. Smallen's stock
options.   Prior to the execution and delivery of this Agreement,
however, the Compensation Committee of Apria's Board of Directors has authorized amendments to Mr. Smallen's stock option agreements to provide that all of Mr. Smallen's vested stock options, representing the currently exercisable right to purchase a total of 56,120 shares of Apria's common stock, shall continue to be exercisable during the three-year period following the termination of Mr. Smallen's employment, until June 16, 2001, except for the 5,000 share option granted on February 28, 1991, which shall continue to be exercisable for one year following the termination of employment, until June 16, 1999. Amendments confirming the extension of Mr. Smallen's right to exercise said options shall be executed and delivered to Mr. Smallen on or prior to June 16, 1998.

          15. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect the other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          16. This Agreement has been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

          17. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

          18. Any dispute or controversy between Mr. Smallen on the one hand, and Apria (or any other Apria Releasee), on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter hereof, or otherwise in any way arising out of, related to, or connected with
Mr. Smallen's employment with any Apria Releasee or the termination of Mr. Smallen' s employment with any Apria Releasee, shall be submitted for resolution by arbitration in accordance with the provisions of Section 15 of the Executive Severance
Agreement between the parties dated as of June 28, 1997.    APRIA
AND MR. SMALLEN ACKNOWLEDGE, UNDERSTAND AND AGREE THAT IN THE EVENT OF A DISPUTE UNDER THIS AGREEMENT, EACH PARTY HAS WAIVED ANY RIGHT TO A JURY TRIAL AND A JUDICIAL RESOLUTION OF THE DISPUTE.

          19. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

          20. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that they have read the Agreement and have had the opportunity to have the Agreement explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

          21. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement and which are not inconsistent with its terms.

          22.  Mr. Smallen hereby declares as follows:

          I, Lawrence H. Smallen, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

          I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

          I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement this 15th day of May, 1998.




                              ------------------------------------
                              Lawrence H. Smallen



                              APRIA HEALTHCARE GROUP INC.


                              By:
                                 ---------------------------------
                                 Lawrence M. Higby
                                 President and Chief Operating Officer

                            EXHIBIT A


                                   May 15, 1998



Mr. Lawrence M. Higby
President & Chief Operating Officer
Apria Healthcare Group Inc.
3560 Hyland Avenue
Costa Mesa, California 92626


Dear Larry:

     This is to advise you that effective June 16, 1998, I hereby voluntarily resign my position as Senior Vice President, Chief
Financial Officer and Treasurer and my employment in any other capacity with Apria Healthcare Group Inc. or any of its affiliates or subsidiaries.

                                   Sincerely yours,




                                   --------------------------------
                                   Lawrence H. Smallen